CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Perkins Discovery Fund and to the use of our reports dated May 18, 2007 on the financial statements and financial highlights of Perkins Discovery Fund, a series of Professionally Managed Portfolios.   Such financial statements and financial highlights appear in the 2007 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

/s/           TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
June 22, 2007